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                                                                    EXHIBIT 99.1



                          AMENDMENT TO RIGHTS AGREEMENT

          AMENDMENT, dated as of October 4, 2001, to the Rights Agreement, dated as of August 17, 1999, by and between Devon Energy Corporation (the "Company") and Fleet National Bank (f/k/a BankBoston, N.A.) (as Rights Agent) (as heretofore amended, the "Rights Agreement").

          WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

          WHEREAS, the Company intends to enter into an Amended and Restated Agreement and Plan of Merger (as it may be further amended or supplemented from time to time, the "Merger Agreement"), dated as of August 13, 2001, among the Company, Devon NewCo Corporation, Devon Holdco Corporation, Devon Merger Corporation, Mitchell Merger Corporation and Mitchell Energy & Development Corp.;

          WHEREAS, the Board of Directors of the Company has determined that the transactions (including the Alternate Mergers (as defined in the Merger Agreement)) contemplated by the Merger Agreement are fair to and in the best interests of the Company and its stockholders; and

          WHEREAS, the Board of Directors of the Company has determined that it is desirable to amend the Rights Agreements as contemplated hereby to, among other things, exempt the Merger Agreement and the transactions contemplated thereby from the application of the Rights Agreement.

          NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

          1. The following sentence shall be added at the end of the definition of "Exempt Person" in Section 1 of the Rights Agreement:

          Notwithstanding anything in this Agreement to the contrary, each of Devon Holdco Corporation ("Alternate Holdco"), Devon Merger Corporation ("Devon Merger Sub") and Mitchell Merger Corporation ("Mitchell Merger Sub") shall be deemed to be an Exempt Person under this Agreement.

          2. The definition of "Expiration Date" in Section 1 of the Rights Agreement shall be deleted in its entirety and replaced with the following:

          "Expiration Date" shall mean the earliest to occur of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the time at which the Rights expire pursuant to Section 13(d) hereof, (iv) the time at which all Rights then



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          outstanding and exercisable are exchanged pursuant to Section 24 hereof and (v) the time immediately prior to the Devon Merger Effective Time (as defined in Exhibit B to the Amended and Restated Agreement and Plan of Merger, dated as of August 13, 2001 (as it may be amended or supplemented from time to time, the "Merger Agreement"), by and among the Company, Devon NewCo Corporation, Alternate Holdco, Devon Merger Sub, Mitchell Merger Sub and Mitchell).

          3. The following sentence shall be added at the end of the definition of "Stock Acquisition Date" in Section 1 of the Rights Agreement:

          Neither the execution and delivery of the Merger Agreement nor the consummation of the transactions contemplated by the Merger Agreement (including, without limitation, the Alternate Mergers (as defined in the Merger Agreement)) shall cause a Stock Acquisition Date.

          4. The following sentence shall be added at the end of Section 15 of the Rights Agreement:

          Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable right, remedy or claim under this Agreement in connection with any of the transactions contemplated by the Merger Agreement (including, without limitation, the Alternate Mergers (as defined in the Merger Agreement)).

          5. The sixth sentence of Section 21 of the Rights Agreement shall be deleted in its entirety and replaced with the following:

          Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation or trust company organized and doing business under the laws of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000 or (b) an affiliate of a corporation or trust company described in clause (a) of this sentence.

          6. The notice address of the Rights Agent set forth in Section 26 of the Rights Agreement shall be deleted in its entirety and replaced with the following:

          Fleet National Bank
          c/o EquiServe Limited Partnership
          150 Royall Street
          Canton, Massachusetts 02021
          Attention:  General Counsel

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          IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and the Rights Agent as of the day and year first above written.



                                    DEVON ENERGY CORPORATION



                                    By: /s/  Duke R. Ligon
                                        --------------------------------------
                                    Name:   Duke R. Ligon
                                    Title:  Senior Vice President
                                            and General Counsel


                                    FLEET NATIONAL BANK
                                    (as Rights Agent)


                                    By: /s/  Carol Mulvey-Eori
                                        ---------------------------------------
                                    Name:   Carol Mulvey-Eori
                                    Title:  Managing Director,
                                            Client Administration


          I, Patricia M. Douglas, an Assistant Secretary of Devon Energy Corporation, hereby certify that Duke R. Ligon is the Senior Vice President and General Counsel of Devon Energy Corporation and the signature appearing above is his genuine signature.


Dated:  October 4, 2001             /s/  Patricia M. Douglas
                                    ------------------------------------------
                                    Patricia M. Douglas
                                    Assistant Secretary of
                                    Devon Energy Corporation